UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2009

MAP PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33719	20-0507047
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bayshore Parkway, Suite 200, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 386-3100

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On July 8, 2009, MAP Pharmaceuticals, Inc. (the “Company”) received notice from AstraZeneca AB (“AstraZeneca”) of the termination of the License Agreement between the Company and AstraZeneca dated December 19, 2008 (the “License Agreement”), effective immediately. AstraZeneca elected to terminate the License Agreement pursuant to Section 19.3.1(b) of the License Agreement, which provides that AstraZeneca may terminate the License Agreement in the event that the primary endpoints of the initial Phase 3 clinical trial of Unit Dose Budesonide are not met.

The Company disclosed the material terms of the License Agreement and filed a copy of the License Agreement in its current report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 19, 2008, as amended by the current report on Form 8-K/A filed with the SEC on December 30, 2008.

The foregoing description is qualified in its entirety by reference to the Company’s press release dated July 9, 2009, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events

In a press release issued on July 9, 2009, the Company announced that on July 8, 2009 it had received notice from AstraZeneca of the termination of the License Agreement between the Company and AstraZeneca dated December 19, 2008, effective immediately. The Company also announced its plans to suspend development of its Unit Dose Budesonide product candidate. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release of MAP Pharmaceuticals, Inc., dated July 9, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2009

MAP PHARMACEUTICALS, INC.

By:	/s/ Charlene A. Friedman
Name:	Charlene A. Friedman
Title:	Vice President, General Counsel and Secretary

INDEX TO EXHIBITS FILED WITH

THE CURRENT REPORT ON FORM 8-K

Exhibit	Description
99.1	Press Release of MAP Pharmaceuticals, Inc., dated July 9, 2009